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                                   Exhibit 11

            DELTA COMPUTEC INC. - CALCULATION OF EARNINGS PER SHARE

                                                          Three
                                                 Months Ended January 31,
                                                    1996         1995
                                                 ---------     ---------
Primary
Net Earnings (Loss):
  Continuing Operations                      $    (241,035) $    101,072
  Discontinued Operations                         (356,207)      (87,848)
                                                 ---------     ---------
  Net Earnings(Loss), Combined                    (597,242)       13,224
                                                 ---------     ---------
Average Common Shares Outstanding                6,811,575     6,811,325
Dilutive Effect of Stock Options                       -         727,189
                                                 ---------     ---------
Weighted Average
 Shares Outstanding                              6,811,575     7,538,514
                                                 ---------     ---------
Earnings (Loss) Per Common and
 Common Equivalent Shares:
  Continuing Operations                             $ (.04)        $ .01
  Discontinued Operations                             (.05)         (.01)
                                                 ---------     ---------
  Combined                                            (.09)          .00
                                                 ---------     ---------
Assuming Full Dilution
Net Earnings (Loss):
  Continuing Operations                      $    (241,035) $    101,072
  Discontinued Operations                         (356,207)      (87,848)
                                                 ---------     ---------
  Net Earnings(Loss), Combined                    (597,242)       13,224
                                                 ---------     ---------
Weighted Average
 Shares Outstanding                              6,811,575     7,538,514

Additional Dilutive Effect
Of Stock Options                                       -            -
                                                 ---------     ---------
Weighted Average
 Shares Outstanding                              6,811,575     7,538,514
                                                 ---------     ---------
Earnings (Loss) Per Common Share
 Assuming Full Dilution:
 Continuing Operations                           $    (.04)     $    .01
 Discontinued Operations                              (.05)         (.01)
                                                 ---------     ---------
   Combined                                           (.09)     $    .00
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